SUB-ITEM 77Q1(a)(1)

                                                          MFS SERIES TRUST X

Amended and Restated Declaration of Trust dated August 12, 2003 was contained in MFS Series Trust X (File Nos. 33-1657 and 811-4492) Post-Effective Amendment No. 45 filed with the Securities and Exchange Commission via EDGAR on August 29, 2003 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.